Apollo Global Management, LLC Third Quarter 2015 Earnings October 28, 2015 Exhibit 99.2

Apollo 3Q'15 Financial Results Highlights

APOLLO

GAAP & Economic Earnings	▪ GAAP Net Income of $41.1 million ($0.20/share) ▪ Economic Net Income ("ENI") of $104.0 million ($0.26/share) ▪ Management Business ("MB") Economic Income ("EI") of $79.3 million ($0.20/share) ▪ Incentive Business ("IB") Economic Income of $25.9 million ($0.06/share)
Distributable Earnings	▪ Distributable Earnings ("DE") After Taxes and Related Payables of $142.6 million ($0.36/share) ▪ Management Business DE of $96.0 million ($0.24/share) ▪ Incentive Business DE of $48.6 million ($0.12/share) ▪ Declared distribution of $0.35 per Class A share (payout ratio of 97%)
Assets Under Management	▪ Total Assets Under Management ("AUM") of $161.8 billion ▪ Fee-Generating AUM ("FGAUM") of $131.1 billion ▪ Carry-Eligible AUM ("CEAUM") of $81.5 billion and Carry-Generating AUM ("CGAUM") of $28.1 billion ▪ Dry powder of $28.7 billion available for investment
Business Drivers	▪ *Inflows:* $3.3 billion of capital inflows ($14.0 billion LTM[(1)]) ▪ *Deployment:* $3.9 billion invested ($11.7 billion LTM) ▪ *Realizations:* $1.9 billion of capital returned to investors ($12.4 billion LTM) ▪ *Performance:* Traditional Private Equity Fund Depreciation -3.7%; (+0.5% LTM) Total Credit Gross Return[(2)] -0.8% (+2.3% LTM)

Note: This presentation contains non-GAAP financial information and defined terms which are described on pages 27 to 30.

(1) "LTM" refers to the last twelve months ended September 30, 2015.

(2) Represents total credit gross return, excluding assets managed by Athene Asset Management, L.P. ("AAM") that are not directly invested in Apollo funds or sub-advised by Apollo. Total credit net return was (0.9)% for 3Q'15 and 1.3% LTM.

1

Economic Earnings Summary

APOLLO

$ in thousands, except per share data		3Q'14	2Q'15	3Q'15	YTD'14	YTD'15
Management Business	Management Fees	$227,693	$227,273	$226,758	$680,381	$678,744
	Advisory and Transaction Fees from Affiliates, net[1]	71,321	15,450	9,276	248,173	34,269
	Carried Interest Income from Affiliates	12,106	10,815	9,285	30,579	30,874
	Management Business Revenues	**311,120**	**253,538**	**245,319**	**959,133**	**743,887**
	Salary, Bonus and Benefits	91,823	89,683	94,110	262,185	271,345
	Equity-Based Compensation[2]	14,626	14,643	14,938	86,346	45,412
	Other Expenses	62,767	55,383	54,412	181,724	161,729
	Management Business Expenses	**169,216**	**159,709**	**163,460**	**530,255**	**478,486**
	Other Income (Loss)	(3,521)	(1,382)	(2,579)	(1,467)	(2,115)
	Management Business Economic Income	**$138,383**	**$92,447**	**$79,280**	**$427,411**	**$263,286**
	Per Share	*$0.35*	*$0.23*	*$0.20*	*$1.07*	*$0.65*
Incentive Business	Carried Interest Income (Loss)	($69,980)	$94,877	($63,856)	$370,410	$88,840
	Profit Sharing Expense	(6,538)	62,872	(11,993)	253,408	91,711
	Other Income (Loss)[3]	(3,614)	33,081	77,777	68,021	104,381
	Incentive Business Economic Income (Loss)	**($67,056)**	**$65,086**	**$25,914**	**$185,023**	**$101,510**
	Per Share	*($0.17)*	*$0.16*	*$0.06*	*$0.46*	*$0.25*
	Economic Income	**$71,327**	**$157,533**	**$105,194**	**$612,434**	**$364,796**
	Per Share	*$0.18*	*$0.39*	*$0.26*	*$1.53*	*$0.90*
	Taxes	(38,902)	(2,869)	(1,156)	(149,089)	(12,545)
	Economic Net Income	**$32,425**	**$154,664**	**$104,038**	**$463,345**	**$352,251**
	Per Share	*$0.08*	*$0.38*	*$0.26*	*$1.16*	*$0.87*

(1) Includes monitoring fees from Athene Holding Ltd. ("Athene Holding" and together with its subsidiaries, "Athene") of $57.7 million and $167.8 million for 3Q'14 and YTD'14, respectively.
(2) Included in YTD'14 is $45.6 million in connection with the departure of an executive officer.
(3) Includes gains on direct shares held in Athene of $81.2 million and $108.2 million for 3Q'15 and YTD'15, respectively.

2

Distributable Earnings Summary

APOLLO

$ in thousands, except per share data		3Q'14	2Q'15	3Q'15	YTD'14	YTD'15
Management Business	Management Business Economic Income	$138,383	$92,447	$79,280	$427,411	$263,286
	Less: Non-Cash Revenues[1]	(57,979)	(843)	(842)	(168,865)	(4,469)
	Add Back: Equity-Based Compensation	14,626	14,643	14,938	86,346	45,412
	Add Back: Depreciation & Amortization	2,556	2,691	2,606	7,685	7,907
	Management Business Distributable Earnings	**$97,586**	**$108,938**	**$95,982**	**$352,577**	**$312,136**
	Per Share	*$0.24*	*$0.27*	*$0.24*	*$0.87*	*$0.77*
	Strategic Transaction Costs	—	*$4,036*	*$5,417*	—	*$9,453*
	Management Business DE excluding Strategic Transactions Costs	**$97,586**	**$112,974**	**$101,399**	**$352,577**	**$321,589**
	Per Share - After Strategic Transaction Costs	*$0.24*	*$0.28*	*$0.25*	*$0.87*	*$0.79*
Incentive Business	Incentive Business Economic Income (Loss)	($67,056)	$65,086	$25,914	$185,023	$101,510
	Less: Non-Cash Carried Interest Income[2]	—	—	—	—	(29,900)
	Add Back: Net Unrealized Carried Interest Loss	338,749	53,023	99,228	564,841	210,399
	Less: Unrealized Investment & Other (Income) Loss	2,944	(25,436)	(76,545)	(43,577)	(101,936)
	Incentive Business Distributable Earnings	**$274,637**	**$92,673**	**$48,597**	**$706,287**	**$180,073**
	Per Share	*$0.68*	*$0.23*	*$0.12*	*$1.75*	*$0.44*
	Distributable Earnings	**$372,223**	**$201,611**	**$144,579**	**$1,058,864**	**$492,209**
	Taxes and Related Payables[3]	(29,429)	(2,153)	(2,027)	(76,774)	(6,290)
	DE After Taxes and Related Payables	**$342,794**	**$199,458**	**$142,552**	**$982,090**	**$485,919**
	DE per Share of Common & Equivalent[4]	$0.77	$0.48	$0.36	$2.22	$1.19
	Distribution per Share of Common & Equivalent	**$0.73**	**$0.42**	**$0.35**	**$2.03**	**$1.10**
	Payout Ratio	*95%*	*88%*	*97%*	*91%*	*92%*

(1) 2014 includes monitoring fees paid by Athene and gains resulting from reductions of the tax receivable agreement liability. 2015 includes AAA management fees.
(2) Represents realized carried interest income settled by receipt of securities.
(3) Represents estimated current corporate, local and non-U.S. taxes as well as amounts payable under Apollo's tax receivable agreement.
(4) Calculation is based on end of period Class A shares outstanding and restricted share units ("RSUs") that participate in distributions (collectively referred to as "common" and "equivalents").

3

Private Equity

APOLLO

Highlights

- Economic Loss driven by negative unrealized mark-to-market performance within the Incentive Business amid a challenging market backdrop
- Traditional private equity[1] fund depreciation during the quarter of 3.7% was driven by the depreciation of public portfolio company holdings
- Deployed $1.4 billion across three investments during the quarter with an additional $3.2 billion committed but not yet deployed capital[2] at quarter end, of which $2.0 billion related to energy asset build-ups that is expected to be deployed over time
- Realization activity driven by a distribution from Hostess and a secondary sale of Norwegian Cruise Lines
- Inflows driven by the first close of the second natural resources fund
- At quarter end, Fund VI and VII escrow ratios were 104% and 110%, respectively, which were below the required escrow ratio of 115%

Business Drivers

	3Q'15	YTD	LTM
Inflows	$1.1bn	$1.5bn	$1.5bn
Deployment	$1.4bn	$3.3bn	$3.6bn
Realizations	$1.1bn	$3.7bn	$8.5bn
Performance[1]	(3.7)%	0.5%	0.5%

Financial Results Summary

($ in thousands)	3Q'14	2Q'15	3Q'15
MB Revenues	$88,773	$83,182	$76,612
MB Expenses	48,420	51,578	51,483
Other Income (Loss)	(1,592)	327	(43)
MB Economic Income	**38,761**	**31,931**	**25,086**
Carried Interest Income (Loss)	(79,538)	81,328	(65,226)
Profit Sharing Expense	(19,270)	58,041	(26,044)
Other Income (Loss)	(1,565)	7,811	7,306
IB Economic Income (Loss)	**(61,833)**	**31,098**	**(31,876)**
Economic Income (Loss)	**($23,072)**	**$63,029**	**($6,790)**

Key Stats

$38 billion AUM


Committed $3bn(2)
Dry Powder $19bn
Invested AUM $15bn
Other(3) $4bn

Traditional PE Funds

Inception-to-date Gross / Net IRR 39% / 25%

Fund VIII

33% Committed or Deployed

PE Portfolio

71% Private / 29% Public

Public Equity Holding	*Fund*	*Shares Held (mm)*
Norwegian (NCLH)[4]	*Fund VI & VII*	*41.3*
EP Energy (EPE)	*Fund VII & ANRP*	*62.6*
Caesars Acquisition (CACQ)[4]	*Fund VI*	*28.0*
Caesars Entertainment (CZR)[4]	*Fund VI*	*26.5*
Nine Entertainment (NEC AU)	*Fund VII*	*152.2*
Welspun Corp (WLCO IN)	*Fund VII & ANRP*	*58.1*
Welspun Enterprises (WEL IN)	*Fund VII & ANRP*	*34.8*
Verso (VRS)[4]	*Fund VI*	*32.3*

(1) Represents traditional private equity fund appreciation (depreciation) as defined in the non-GAAP financial information and definitions section of this presentation.

(2) Represents capital committed to investments as of September 30, 2015 by Apollo's private equity funds which investments have not yet closed and may be subject to a variety of closing conditions or other contractual provisions which could result in such capital not ultimately being invested.

(3) Other represents approximately $4 billion of uncalled commitments which can be called for fund fees and expenses only and is not available for investment or reinvestment subject to the provisions of the applicable fund limited partnership agreements or other governing agreements.

(4) Includes shares held by Athene in associated co-investment vehicles

4

Credit

APOLLO

Highlights

- Economic Income driven by Management Business earnings and higher Other Income, which primarily resulted from an increase in the fair value of Athene
- Total credit gross and net returns[2] of (0.8)% and (0.9)%, respectively, driven by negative unrealized mark-to-market losses amid a challenging market backdrop
- Inflows driven by managed account additions as well as the final close for our third structured credit recovery drawdown fund
- Capital deployment activity in drawdown funds increased quarter-over-quarter due to a variety of credit investment opportunities
- Realization activity driven by Liquid / Performing funds, including returns to CLO investors, as well as opportunistic Drawdown funds

Business Drivers

	3Q'15	YTD	LTM
Inflows	$1.7bn	$7.4bn	$9.5bn
Deployment	$1.8bn	$3.9bn	$5.5bn
Realizations	$520mm	$1.7bn	$2.3bn
Performance[1]	(0.8)%	2.4%	2.3%

(1) Represents total credit gross return, excluding assets managed by AAM that are not directly invested in Apollo funds or sub-advised by Apollo. 3Q'15, YTD and LTM net returns for total credit excluding assets managed by AAM not directly invested in Apollo funds or sub-advised by Apollo were (0.9%), 1.7% and 1.3%, respectively.

Financial Results Summary

($ in thousands)	3Q'14	2Q'15	3Q'15
MB Revenues	$210,344	$155,867	$155,132
MB Expenses	106,591	90,197	95,174
Other Income	1,590	546	157
Non-Controlling Interest	(3,174)	(3,223)	(2,697)
MB Economic Income	**102,169**	**62,993**	**57,418**
Carried Interest Income (Loss)	13,164	11,634	(2,010)
Profit Sharing Expense	16,002	3,897	12,739
Other Income (Loss)	(2,024)	25,077	70,083
IB Economic Income (Loss)	**(4,862)**	**32,814**	**55,334**
Economic Income	**$97,307**	**$95,807**	**$112,752**

Key Stats

($ in billions)

$113 billion AUM

Category	AUM	FG AUM	CE AUM	CG AUM	3Q'15 Gross Return[2]	YTD'15 Gross Return[2]	LTM Gross Return[2]
Liquid / Performing	$35	$31	$21	$6	(0.6)%	2.6%	3.0%
Drawdown[4]	$19	$11	$18	$5	(1.7)%	1.2%	(0.9)%
Permanent Capital Vehicles ex AAM	$13	$8	$7	$6	0.5%	3.8%	4.5%
Athene Asset Management (AAM)[3]	$46	$46	—	—			
Total Credit	**$113**	**$96**	**$46**	**$17**	**(0.8)%**	**2.4%**	**2.3%**

(2) Gross return represents gross return as defined in the non-GAAP financial information and definitions section of this presentation with the exception of CLO assets in Liquid/Performing which are calculated based on gross return on invested assets, which excludes cash. The 3Q'15 net returns for Liquid/Performing, Drawdown and Permanent Capital Vehicles ex AAM were (0.7)%, (1.8)%, (0.5)%, respectively, and (0.9)% for total credit excluding assets managed by AAM that are not directly invested in Apollo funds or sub-advised by Apollo. The YTD net returns for Liquid/Performing, Drawdown and Permanent Capital Vehicles ex AAM were 2.4%, (0.1)%, 0.4%, respectively, and 1.7% for total credit excluding assets managed by AAM that are not directly invested in Apollo funds or sub-advised by Apollo. The LTM net returns for Liquid/Performing, Drawdown and Permanent Capital Vehicles ex AAM were 2.6%, (2.3)%, (0.2)%, respectively, and 1.3% for total credit excluding assets managed by AAM that are not directly invested in Apollo funds or sub-advised by Apollo.

(3) AUM amounts presented for AAM exclude $14.6 billion of assets that were either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo.

(4) Significant Drawdown funds and strategic investment accounts ("SIAs") had inception-to-date ("ITD") gross and net IRRs of 17.2% and 13.4%, respectively, as of September 30, 2015. Significant Drawdown funds and SIAs include funds and SIAs with AUM greater than $200 million that did not predominantly invest in other Apollo funds or SIAs.

5

Real Estate

APOLLO

Highlights

- Modest Economic Loss driven by Management Business, partially offset by higher Incentive Business Economic Income
- Inflows driven by a private capital raise for commercial mortgage REIT (ARI), managed account activity and a follow-on closing for the second U.S. real estate equity fund where 85% of the capital has been invested or committed
- Deployment activity driven by commercial mortgage lending activity, as well as equity investments in hotel and office properties
- Realizations driven by both debt and equity funds

Business Drivers

	3Q'15	YTD	LTM
Inflows	$480mm	$2.4bn	$3.0bn
Deployment	$640mm	$1.7bn	$2.7bn
Realizations	$286mm	$1.3bn	$1.6bn
Performance(1)	4.6%	11.2%	18.1%

Financial Results Summary

($ in thousands)	3Q'14	2Q'15	3Q'15
MB Revenues	$12,003	$14,489	$13,575
MB Expenses	14,205	17,934	16,803
Other Income (Loss)	(345)	968	4
MB Economic Loss	**(2,547)**	**(2,477)**	**(3,224)**
Carried Interest Income (Loss)	(3,606)	1,915	3,380
Profit Sharing Expense	(3,270)	934	1,312
Other Income (Loss)	(25)	193	388
IB Economic Income (Loss)	**(361)**	**1,174**	**2,456**
Economic Loss	**$ (2,908)**	**$ (1,303)**	**$ (768)**

Key Stats

$11 billion AUM



Equity
$3.4bn
Debt
$7.4bn

(1) Represents gross return for U.S. Real Estate Fund I including co-investment capital. 3Q'15, YTD and LTM net returns for U.S. Real Estate Fund I were 3.2%, 8.7% and 14.2%, respectively. U.S. Real Estate Fund I inception-to-date gross and net IRRs were 18% and 14%, respectively, as of September 30, 2015.

6

Total AUM & Fee-Generating AUM

APOLLO

3Q'15 Total AUM Rollforward[(1)]

($ in millions)

	Private Equity	Credit	Real Estate	Total
2Q'15	$39,264	$112,680	$10,554	$162,498
Inflows	1,112	1,697	480	3,289
Outflows	(163)	(973)	(51)	(1,187)
Net Flows	949	724	429	2,102
Realizations	(1,098)	(520)	(286)	(1,904)
Market Activity	(859)	(103)	85	(877)
3Q'15	$38,256	$112,781	$10,782	$161,819

Total AUM Highlights

Private Equity

Inflows: ANRP II ($1.3 billion including a $250 million transfer in)
Realizations: Fund VI ($390 million) and Fund VII ($503 million) driven by a distribution from Hostess and a secondary sale of Norwegian Cruise Lines
Market Activity: 3.7% depreciation in traditional private equity funds driven by weak public markets

Credit

Inflows: SIA allocation ($510 million); SCRF III ($450 million); Other managed accounts ($540 million) *Outflows:* Release of prior commitments ($576 million); net leverage reduction ($270 million) driven by Athene; net segment transfers ($96 million); and redemptions ($32 million) *Realizations:* Driven by Liquid / Performing funds, including returns to CLO investors, as well as opportunistic Drawdown funds *Other:* movement from AAM non-sub-advised to sub-advised ($598 million)

Real Estate

Inflows: ARI ($346 million) and net segment transfers ($106 million) to debt managed accounts
Realizations: RE debt ($165 million) and RE equity ($121 million)

3Q'15 Fee-Generating AUM Rollforward[(1)]

($ in millions)

	Private Equity	Credit	Real Estate	Total
2Q'15	$28,468	$92,667	$7,154	$128,289
Inflows	1,582	2,573	211	4,366
Outflows	(696)	(449)	—	(1,145)
Net Flows	886	2,124	211	3,221
Realizations	(49)	(404)	(304)	(757)
Market Activity	(5)	279	41	315
3Q'15	$29,300	$94,666	$7,102	$131,068

Fee-Generating AUM Highlights

Private Equity

Inflows: ANRP II ($1.3 billion) and fee-generating capital deployment ($230 million)
Outflows: Driven by the fee basis step-down of ANRP I post-investment period

Credit

Inflows: CLOs ($1.1 billion); Drawdown fund capital deployment ($571 million); new subscriptions ($436 million), net leverage increase ($30 million)
Outflows: Net segment transfers ($157 million)
Realizations: Driven by Liquid / Performing strategies including returns to CLO investors
Market Activity: Positive gross return for Athene non-sub-advised assets

Real Estate

Inflows: Net segment transfers ($157 million) and ARI ($29 million)
Realizations: RE debt ($142 million) and RE equity ($162 million including $107 million from CPI funds)

LTM Total AUM Rollforward[(1)]

($ in millions)

	Private Equity	Credit	Real Estate	Total
3Q'14	$46,423	$108,282	$9,195	$163,900
Inflows	1,524	9,480	2,963	13,967
Outflows[(2)]	(826)	(3,107)	(72)	(4,005)
Net Flows	698	6,373	2,891	9,962
Realizations	(8,505)	(2,305)	(1,584)	(12,394)
Market Activity	(360)	431	280	351
3Q'15	$38,256	$112,781	$10,782	$161,819

LTM Fee-Generating AUM Rollforward[(1)]

($ in millions)

	Private Equity	Credit	Real Estate	Total
3Q'14	$32,104	$91,614	$5,859	$129,577
Inflows	1,584	7,772	2,659	12,015
Outflows[(2)]	(791)	(3,494)	(111)	(4,396)
Net Flows	793	4,278	2,548	7,619
Realizations	(3,647)	(1,756)	(1,324)	(6,727)
Market Activity	50	530	19	599
3Q'15	$29,300	$94,666	$7,102	$131,068

(1) Inflows at the individual segment level represent subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income.
(2) Included in the LTM outflows for Total AUM and FGAUM is $574 million and $467 million of redemptions, respectively.

7

Carry-Eligible & Carry-Generating AUM

APOLLO

Carry-Eligible AUM

($ in millions)

Segment	3Q'14	2Q'15	3Q'15
Private Equity	$40,527	$34,211	$33,248
Credit	38,676	44,262	45,819
Real Estate	2,525	2,511	2,401
Total	**$81,728**	**$80,984**	**$81,468**

Carry-Generating AUM

($ in millions)

Segment	3Q'14	2Q'15	3Q'15
Private Equity	$18,651	$12,487	$10,302
Credit	24,439	23,257	17,211
Real Estate	850	697	553
Total	**$43,940**	**$36,441**	**$28,066**

3Q'15 Carry-Generating to Carry-Eligible AUM Reconciliation

($ in millions)

	Private Equity	Credit	Real Estate	Total
Carry-Generating AUM	$10,302	$17,211	$553	$28,066
+ Uninvested CE AUM	17,707	9,849	1,019	28,575
+ Invested AUM Not Currently Generating Carry	5,239	18,759	829	24,827
Carry-Eligible AUM	**$33,248**	**$45,819**	**$2,401**	**$81,468**

$81 billion

Carry-Eligible AUM



Uninvested Carry-Eligible AUM $28.6bn
Currently Generating Carry $28.1bn
Not Currently Generating Carry $24.8bn

($ in billions) Category / Fund	Invested AUM Not Currently Generating Carry	Investment Period Active >24 Months[1]	Appreciation Required to Achieve Carry[2][3]
Fund VIII	$3.9	$—	NM
Other PE	1.3	1.0	18%
Private Equity	**5.2**	**1.0**	**18%**
Drawdown	4.8	4.0	15%
Liquid / Performing	14.0	6.0	< 250bps
		0.2	250-500bps
		1.4	> 500bps
Permanent Capital Vehicles ex AAM	—	—	NM
Credit	**18.8**	**11.6**	**8%**
Real Estate	**0.8**	**0.6**	**> 500bps**
Total	**$24.8**	**$13.2**	

(1) Represents invested AUM not currently generating carry for funds that have been investing capital for more than 24 months as of September 30, 2015.

(2) Represents the percentage of additional appreciation required to reach the preferred return or high watermark and generate carried interest for funds with an investment period greater than 24 months.

(3) All investors in a given fund are considered in aggregate when calculating the appreciation required to achieve carry presented above. Appreciation required to achieve carry may vary by individual investor.

8

Fund VIII $14.3 PE Other $4.2 Drawdown $8.8 Capital Deployment Capital Deployment & Dry Powder ▪ Capital deployed across the platform totaled $3.9 billion for the quarter and $9.0 billion year-to-date. The pending investment commitments in private equity that have not yet been funded totaled $3.2 billion as of September 30, 2015 ▪ Dry Powder of $28.7 billion at the end of the quarter, including $10.4 billion of AUM with future management fee potential $29 billion Dry Powder ($ in billions) Private Equity Credit Real Estate ▪ Primarily comprises Protection One (Alarm Services), select distressed debt investments, and follow-on investments for energy related build-outs ▪ Represents activity in a variety of strategies including pan European distressed opportunities, CLO debt and equity, private lending, syndicated bank loans, mezzanine lending, and energy debt, among others. ▪ Represents commercial mortgage lending activity and equity investments in hotel and office properties in the U.S. Permanent Capital Vehicles ex AAM $0.5 3Q'1 5 Highlight s $0.7 ($ in millions) Segment 3Q'15 YTD LTM Private Equity $1,449 $3,300 $3,592 Credit 1,826 3,941 5,460 Real Estate 640 1,728 2,669 Total $3,915 $8,969 $11,721 Liquid / Performing $0.1 9 Real Estate $0.7 Private Equity $18.5 Credit $9.4

Shareholder Distribution

APOLLO

- Generated $0.36 of DE per share of common and equivalent during the quarter, driven by Management Business earnings and realized carried interest
- Apollo declared a quarterly distribution of $0.35 per Class A share to holders of record as of November 20, 2015, which is payable on November 30, 2015

($ in thousands, except per share data)	3Q'14	2Q'15	3Q'15	YTD'14	YTD'15
DE After Taxes and Related Payables	**$342,794**	**$199,458**	**$142,552**	**$982,090**	**$485,919**
Add Back: Taxes & Related Payables Attributable to Common & Equivalents	26,908	—	27	68,177	87
DE Before Certain Payables[1]	369,702	199,458	142,579	1,050,267	486,006
Percent to Common & Equivalents	45%	45%	47%	44%	47%
DE Before Other Payables Attributable to Common & Equivalents	167,867	90,015	68,953	465,758	224,250
Less: Taxes & Related Payables Attributable to Common & Equivalents	(26,908)	—	(27)	(68,177)	(87)
DE Attributable to Common & Equivalents	**$140,959**	**$90,015**	**$68,926**	**$397,581**	**$224,163**
Per Share of Common & Equivalent[2]	***$0.77***	***$0.48***	***$0.36***	***$2.22***	***$1.19***
Retained Capital per Share of Common & Equivalent [2][3]	*(0.04)*	*(0.06)*	*(0.01)*	*(0.19)*	*(0.09)*
Net Distribution per Share of Common & Equivalent[2]	***$0.73***	***$0.42***	***$0.35***	***$2.03***	***$1.1***
Payout Ratio	*95%*	*88%*	*97%*	*91%*	*92%*

(1) DE Before Certain Payables represents Distributable Earnings before the deduction for estimated current corporate taxes and the amounts payable under Apollo's tax receivable agreement.
(2) Per share calculations are based on end of period total Class A shares outstanding and RSUs that participate in distributions (see page 26 for the share rollforward), collectively referred to as common and equivalents.
(3) Retained capital is withheld pro-rata from Common and Equivalent holders and Apollo Operating Group ("AOG") unitholders.

10

Balance Sheet Highlights S&P and Fitch A / A- rated Undrawn Credit Facility $500 million Summary Balance Sheet (1) Investments and carried interest receivable are presented on an unconsolidated basis. (2) Represents realized gains from Apollo’s general partner investments in the funds it manages (excluding AAA) and other balance sheet investments. ($ in millions) 3Q'15 Athene/AAA $566 GP Investments / Other Investments(2) 602 Total Investments $1,168 ($ in millions) 3Q'15 Cash $836 Investments(1) 1,168 Carried Interest Receivable(1) 689 Profit Sharing Payable (367) Total Net Value $2,326 Debt ($1,031) Unfunded Future Commitments $642 11 ▪ At September 30, 2015, Apollo had $836 million in total cash, $1,168 million of investments, and $322 million of net carried interest receivable for a total net value of $2.3 billion, or $5.71 per DE share outstanding ▪ Long-term debt of $1.0 billion, includes $500 million in senior notes due 2024 and $500 million of term loan due 2019 ▪ Apollo has a $500 million revolving credit facility expiring in 2019, which remained undrawn as of September 30, 2015 ▪ Unfunded future commitments totaled $642 million as of September 30, 2015, of which $321 million were commitments of Fund VIII

Carried Interest Receivable & Income (Loss) Detail

APOLLO

($ in thousands)	As of September 30, 2015		For the Three Months Ended September 30, 2015			For the Nine Months Ended September 30, 2015		
	Carried Interest Receivable on an Unconsolidated Basis		Unrealized Carried Interest Income (Loss)	Realized Carried Interest Income	Total Carried Interest Income (Loss)	Unrealized Carried Interest Income (Loss)	Realized Carried Interest Income	Total Carried Interest Income (Loss)
Private Equity Funds								
Fund VII	$93,857	(1)	($191,223)	$79,690	($111,533)	($194,325)	$229,679	$35,354
Fund VI	80,619	(1)	(28,319)	21,656	(6,663)	(102,802)	75,165	(27,637)
Fund V	—	(3)	(1,341)	—	(1,341)	(13,617)	—	(13,617)
Fund IV	3,681		902	—	902	(1,955)	640	(1,315)
AAA / Other[(2)]	242,976	(3)	52,617	792	53,409	47,552	30,691	78,243
Total Private Equity Funds	**$421,133**		**($167,364)**	**$102,138**	**($65,226)**	**($265,147)**	**$336,175**	**$71,028**
Total Private Equity Funds, net of profit share	**241,670**		**(80,827)**	**41,645**	**(39,182)**	**(155,055)**	**165,287**	**10,232**
Credit Funds								
Drawdown	163,956	(3)	3,312	8,496	11,808	(60,160)	55,350	(4,810)
Liquid / Performing	56,504		(22,069)	4,551	(17,518)	(12,789)	22,524	9,735
Permanent Capital Vehicles ex AAM	21,790		3,701	9,284	12,985	5,201	30,874	36,075
Total Credit Funds	**$242,250**		**($15,056)**	**$22,331**	**$7,275**	**($67,748)**	**$108,748**	**$41,000**
Total Credit Funds, net of profit share	**65,921**		**(20,440)**	**14,977**	**(5,463)**	**(57,849)**	**71,996**	**14,147**
Real Estate Funds								
CPI Funds	1,671		440	—	440	52	2,082	2,134
AGRE U.S. Real Estate Fund, L.P.	15,294		2,151	47	2,198	3,846	250	4,096
Other	8,538		743	(1)	742	76	1,380	1,456
Total Real Estate Funds	**$25,503**		**$3,334**	**$46**	**$3,380**	**$3,974**	**$3,712**	**$7,686**
Total Real Estate Funds, net of profit share	**14,633**		**2,038**	**28**	**2,066**	**2,505**	**1,119**	**3,624**
Total	**$688,886**		**($179,086)**	**$124,515**	**($54,571)**	**($328,921)**	**$448,635**	**$119,714**
Total, net of profit share	**$322,224**	(4)	**($99,229)**	**$56,650**	**($42,579)**	**($210,399)**	**$238,402**	**$28,003**

(1) As of September 30, 2015 Fund VII's and Fund VI's remaining investments and escrow cash were valued at 110% and 104% of the fund's unreturned capital, which was below a specified return ratio of 115%. As a result, these funds are required to place in escrow current and future carried interest income distributions to the general partner until the specified return ratio of 115% is met (at the time of a future distribution) or upon liquidation. As of September 30, 2015, Fund VI had $167.3 million of gross carried interest income, or $110.5 million net of profit sharing, in escrow. Of these amounts, assuming a hypothetical liquidation on September 30, 2015, $80.6 million of gross carried interest, or $53.3 million net of profit sharing, would be paid to the general partner. As of September 30, 2015, Fund VII had no carried interest held in escrow.

(2) AAA includes $178.1 million of carried interest receivable, or $114.9 million net of profit sharing, from AAA Investments, L.P. ("AAA Investments") which will be paid in common shares of Athene Holding (valued at the then fair market value) if there is a distribution in kind of shares of Athene Holding (unless such payment in shares would violate Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended), or paid in cash if AAA sells the shares of Athene Holding. In addition, Other includes certain SIAs.

(3) As of September 30, 2015, Fund V, APC, ANRP, ACLF, COF II, and certain SIAs within the credit segment had $10.5 million, $0.7 million, $3.5 million, $19.7 million, $0.1 million, and $28.8 million, respectively, in general partner obligations to return previously distributed carried interest income. The fair value gain on investments and income at the fund level needed to reverse the general partner obligations in Fund V, APC, ANRP, ACLF, COF II, and certain SIAs within the credit segment was $69.5 million, $5.7 million, $129.9 million, $51.5 million, $1.3 million, and $126.6 million, respectively, as of September 30, 2015.

(4) There was a corresponding profit sharing payable of $367.0 million as of September 30, 2015, including profit sharing payable related to amounts in escrow and contingent consideration obligations of $81.6 million.

12

Permanent Capital AUM Key Stats (1) The investment management arrangements of the Permanent Capital Vehicles that Apollo manages may be terminated under certain circumstances. Refer to page 30 of this presentation for a definition of Permanent Capital Vehicles and additional information regarding the circumstances under which the investment management arrangements of the Permanent Capital Vehicles may be terminated. (2) Amounts are as of June 30, 2015. Refer to www.apolloresidentialmortgage.com for the most recent financial information on AMTG. The information contained on AMTG’s website is not part of this presentation. (3) Amounts are as of June 30, 2015. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV’s website is not part of this presentation. (4) Amounts are as of June 30, 2015. Refer to www.apolloreit.com for the most recent financial information on ARI. The information contained on ARI’s website is not part of this presentation. Permanent Capital Vehicles ▪ As of September 30, 2015, Apollo had $75.4 billion of AUM across seven Permanent Capital Vehicles(1) ▪ Apollo generated $111.5 million of Management Business revenues from Permanent Capital Vehicles during the third quarter of 2015, or $445.8 million on an annualized basis, representing 45% of total Management Business revenues ▪ The compound annualized growth rate (“CAGR”) of permanent capital AUM since 2010 is 65%. Apollo will continue to seek to grow its base of permanent capital opportunistically $96 $84 $72 $60 $48 $36 $24 $12 $0 Pe rm an en tC ap ita lA U M ($ in bi lli on s) 70% 60% 50% 40% 30% 20% 10% 0% Pr op or tio n of To ta lA U M 2010 2012 2014 9/30/15 Period Ending $7 $25 $72 $75 10% 22% 45% 47% % of Total AUM ($ in millions) 3Q'15 Athene Asset Management (AAM) / AAA $60,156 Apollo Investment Corp (AINV)(3) 4,321 Apollo Residential Mortgage (AMTG)(2) 4,101 MidCap Financial 3,623 Apollo Commercial Real Estate Finance (ARI) (4) 2,318 Apollo Tactical Income Fund (AIF) 390 Apollo Senior Floating Rate Fund (AFT) 428 Total Permanent Capital AUM $75,337 Management Business Revenues from Permanent Capital Vehicles ($ in thousands) $ 111,452 % of Total Management Business Revenue 45% 13 Permanent Capital AUM

AUM & Sub-Advised Percentage Sub-Advised AUM by Asset Category Note: On October 2, 2013, Athene Holding closed its acquisition of the U.S. annuity operations of Aviva plc, which added approximately $44 billion of total and Fee-Generating AUM within Apollo’s credit segment. Athene Asset Management ▪ As of September 30, 2015, AAM had $60.2 billion of total AUM in accounts owned by or related to Athene Holding ▪ Of the total AUM, $14.6 billion or 24% of assets was either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo, compared to $11.8 billion and 20%, respectively, at September 30, 2014 ▪ During the quarter, $0.6 billion of AAM assets moved from non-sub-advised to sub-advised by Apollo, bringing the total amount of new sub-advised assets over the twelve months ended September 30, 2015 to $3.6 billion ▪ Apollo will continue to seek attractive investment opportunities that are consistent with AAM’s investment objectives on behalf of Athene $70 $60 $50 $40 $30 $20 $10 $0 A A M A U M ($ in bi lli on s) 35% 30% 25% 20% 15% 10% 5% 0% % Su b- A dv is ed 2010 2012 2014 9/30/15 Period Ending $2 $16 $60 $60 8% 32% 21% 24% Sub-Advised by ApolloAAM AUM ($ in billions) 3Q'15 Private Equity $0.8 Credit $9.9 Liquid / Performing 9.0 Drawdown 0.9 Real Estate $3.9 RE Debt 3.5 RE Equity 0.4 Total $14.6 14

GAAP Statement of Operations

APOLLO

($ in thousands, except per share data)	3Q'14	2Q'15	3Q'15	YTD'14	YTD'15[(1)]
Revenues:					
Advisory and transaction fees from affiliates, net	$71,071	$15,450	$9,276	$247,922	$34,269
Management fees from affiliates	207,297	230,584	238,563	643,508	694,036
Carried interest income (loss) from affiliates	(57,233)	105,693	(54,571)	393,257	119,714
Total Revenues	221,135	351,727	193,268	1,284,687	848,019
Expenses:					
Compensation and benefits:					
Salary, bonus and benefits	90,402	88,870	93,514	260,764	270,017
Equity-based compensation	13,987	22,279	31,404	101,676	73,786
Profit sharing expense	(5,804)	61,635	(20,329)	258,933	89,935
Total Compensation and Benefits	98,585	172,784	104,589	621,373	433,738
Interest expense	7,389	7,485	7,529	15,027	22,454
General, administrative and other	23,652	21,556	21,645	73,621	65,972
Professional fees	17,936	19,725	17,218	57,599	51,907
Occupancy	9,916	10,131	10,137	30,237	30,226
Placement fees	8,760	1,665	2,617	14,035	5,802
Depreciation and amortization	11,150	11,193	11,176	33,984	33,347
Total Expenses	177,388	244,539	174,911	845,876	643,446
Other Income (Loss):					
Net gains (losses) from investment activities	12	24,424	80,950	213,886	107,492
Net gains (losses) from investment activities of consolidated variable interest entities	(98,848)	5,800	911	(7,688)	8,039
Income (loss) from equity method investments	4,445	17,119	2,021	58,056	18,079
Interest income	2,243	860	818	8,297	2,403
Other income, net	10,013	1,775	93	29,782	6,742
Total Other Income (Loss)	(82,135)	49,978	84,793	302,333	142,755
Income (Loss) before income tax provision	(38,388)	157,166	103,150	741,144	347,328
Income tax provision	(29,376)	(9,092)	(6,591)	(96,962)	(21,197)
Net Income (Loss)	(67,764)	148,074	96,559	644,182	326,131
Net income (loss) attributable to Non-Controlling Interests	69,974	(91,646)	(55,508)	(498,135)	(197,725)
Net Income Attributable to Apollo Global Management, LLC	$2,210	$56,428	$41,051	$146,047	$128,406
Distributions Declared per Class A Share	$0.46	$0.33	$0.42	$2.38	$1.61
Net Income Per Class A Share:					
Net Income (Loss) Available to Class A Share – Basic	($0.05)	$0.30	$0.20	$0.58	$0.60
Net Income (Loss) Available to Class A Share – Diluted	($0.05)	$0.30	$0.20	$0.58	$0.60
Weighted Average Number of Class A Shares Outstanding – Basic	158,466,602	170,431,430	176,169,986	153,071,007	170,879,302
Weighted Average Number of Class A Shares Outstanding – Diluted	158,466,602	170,431,430	176,169,986	153,071,007	170,879,302

(1) *Apollo adopted new GAAP consolidation and collateralized financing entity ("CFE") guidance in 2Q'15 which resulted in the deconsolidation of certain funds as of January 1, 2015 and a measurement alternative of the financial assets and liabilities of the remaining consolidated CLOs. The adoption did not impact net income attributable to Apollo Global Management, LLC in YTD'15, but did change various line items within the statement of operations. Such amounts have been recast in YTD'15.*

15

Appendix

Summary of Combined Segments

APOLLO

($ in thousands, except per share data and where noted)	3Q'14	4Q'14	1Q'15	2Q'15	3Q'15	YTD'14	YTD'15
Management fees from affiliates	$227,693	$220,643	$224,713	$227,273	$226,758	$680,381	$678,744
Advisory and transaction fees from affiliates, net	71,321	67,909	9,543	15,450	9,276	248,173	34,269
Carried interest income from affiliates	12,106	10,620	10,774	10,815	9,285	30,579	30,874
Total Management Business Revenues	**311,120**	**299,172**	**245,030**	**253,538**	**245,319**	**959,133**	**743,887**
Salary, bonus and benefits	91,823	77,661	87,552	89,683	94,110	262,185	271,345
Equity-based compensation	14,626	19,149	15,831	14,643	14,938	86,346	45,412
General, administrative and other	23,797	23,380	22,805	21,575	21,731	73,105	66,111
Professional fees	17,675	24,008	15,229	19,599	17,294	56,599	52,122
Occupancy	9,979	10,211	10,026	10,191	10,196	30,300	30,413
Placement fees	8,760	1,387	1,264	1,327	2,585	14,035	5,176
Depreciation and amortization	2,556	2,497	2,610	2,691	2,606	7,685	7,907
Total Non-Compensation Expenses	62,767	61,483	51,934	55,383	54,412	181,724	161,729
Total Management Business Expenses	**169,216**	**158,293**	**155,317**	**159,709**	**163,460**	**530,255**	**478,486**
Other Income (Loss)	(347)	33,716	4,692	1,841	118	8,087	6,651
Non-Controlling Interest	(3,174)	(3,134)	(2,846)	(3,223)	(2,697)	(9,554)	(8,766)
Management Business Economic Income	**$138,383**	**$171,461**	**$91,559**	**$92,447**	**$79,280**	**$427,411**	**$263,286**
Per Share	*$0.35*	*$0.43*	*$0.23*	*$0.23*	*$0.20*	*$1.07*	*$0.65*
Carried interest income (loss):							
Unrealized gains (losses)	(560,271)	(523,452)	(66,905)	(82,930)	(179,086)	(824,334)	(328,921)
Realized gains	490,291	518,364	124,724	177,807	115,230	1,194,744	417,761
Total Carried Interest Income (Loss)	**(69,980)**	**(5,088)**	**57,819**	**94,877**	**(63,856)**	**370,410**	**88,840**
Profit sharing expense:							
Unrealized profit sharing expense	(221,522)	(257,815)	(8,757)	(29,907)	(79,858)	(259,493)	(118,522)
Realized profit sharing expense	214,984	269,315	49,589	92,779	67,865	512,901	210,233
Total Profit Sharing Expense	**(6,538)**	**11,500**	**40,832**	**62,872**	**(11,993)**	**253,408**	**91,711**
Net interest expense	(7,076)	(6,623)	(6,692)	(6,824)	(6,187)	(12,475)	(19,703)
Other income (loss), net	(1,479)	(1,665)	(348)	(769)	(305)	12,561	(1,422)
Net gains (losses) from investment activities	116	113	1,761	24,284	81,244	8,949	107,289
Income (Loss) from equity method investments	4,825	(4,081)	(1,198)	16,390	3,025	58,986	18,217
Other Income (Loss)	**(3,614)**	**(12,256)**	**(6,477)**	**33,081**	**77,777**	**68,021**	**104,381**
Incentive Business Economic Income (Loss)	**($67,056)**	**($28,844)**	**$10,510**	**$65,086**	**$25,914**	**$185,023**	**$101,510**
Per Share	*($0.17)*	*($0.07)*	*$0.03*	*$0.16*	*$0.06*	*$0.46*	*$0.25*
Economic Income	**$71,327**	**$142,617**	**$102,069**	**$157,533**	**$105,194**	**$612,434**	**$364,796**
Income tax provision	(38,902)	(36,498)	(8,520)	(2,869)	(1,156)	(149,089)	(12,545)
Economic Net Income	**$32,425**	**$106,119**	**$93,549**	**$154,664**	**$104,038**	**$463,345**	**$352,251**
Per Share	***$0.08***	***$0.26***	***$0.23***	***$0.38***	***$0.26***	***$1.16***	***$0.87***
AUM *($ in millions)*	163,900	159,797	162,948	162,498	161,819	163,900	161,819
Fee-Generating AUM *($ in millions)*	129,577	128,714	131,252	128,289	131,068	129,577	131,068

17

Private Equity

APOLLO

($ in thousands, except per share data and where noted)	3Q'14	4Q'14	1Q'15	2Q'15	3Q'15	YTD'14	YTD'15
Management fees from affiliates	$76,848	$76,755	$74,597	$74,269	$71,876	$238,314	$220,742
Advisory and transaction fees from affiliates, net	11,925	3,502	3,841	8,913	4,736	54,739	17,490
Total Management Business Revenues	**88,773**	**80,257**	**78,438**	**83,182**	**76,612**	**293,053**	**238,232**
Salary, bonus and benefits	23,792	23,915	25,800	27,679	27,183	72,774	80,662
Equity-based compensation	8,028	10,092	9,056	7,437	6,974	39,434	23,467
Other expenses	16,600	17,467	15,185	16,462	17,326	52,819	48,973
Total Management Business Expenses	**48,420**	**51,474**	**50,041**	**51,578**	**51,483**	**165,027**	**153,102**
Other income (loss)	(1,592)	11,651	1,459	327	(43)	759	1,743
Management Business Economic Income	**$38,761**	**$40,434**	**$29,856**	**$31,931**	**$25,086**	**$128,785**	**$86,873**
Per Share	*$0.10*	*$0.10*	*$0.07*	*$0.08*	*$0.06*	*$0.32*	*$0.22*
Carried interest income (loss):							
Unrealized gains (losses)	(449,506)	(442,604)	(21,109)	(76,674)	(167,364)	(753,489)	(265,147)
Realized gains	369,968	463,165	76,035	158,002	102,138	964,911	336,175
Total Carried Interest Income (Loss)	**(79,538)**	**20,561**	**54,926**	**81,328**	**(65,226)**	**211,422**	**71,028**
Profit sharing expense:							
Unrealized profit sharing expense	(186,444)	(234,348)	4,467	(28,023)	(86,536)	(268,599)	(110,092)
Realized profit sharing expense	167,174	250,002	24,332	86,064	60,492	431,318	170,888
Total Profit Sharing Expense	**(19,270)**	**15,654**	**28,799**	**58,041**	**(26,044)**	**162,719**	**60,796**
Net interest expense	(2,634)	(2,524)	(2,549)	(2,465)	(2,425)	(5,359)	(7,439)
Other income, net	—	18	162	998	—	1,599	1,160
Net gains from investment activities	—	—	—	—	5,904	—	5,904
Income (Loss) from equity method investments	1,069	(2,870)	5,483	9,278	3,827	33,288	18,588
Other Income (Loss)	**(1,565)**	**(5,376)**	**3,096**	**7,811**	**7,306**	**29,528**	**18,213**
Incentive Business Economic Income (Loss)	**($61,833)**	**($469)**	**$29,223**	**$31,098**	**($31,876)**	**$78,231**	**$28,445**
Per Share	*($0.15)*	*$—*	*$0.07*	*$0.08*	*($0.08)*	*$0.20*	*$0.07*
Economic Income (Loss)	**($23,072)**	**$39,965**	**$59,079**	**$63,029**	**($6,790)**	**$207,016**	**$115,318**
AUM *($ in millions)*	46,423	41,299	40,533	39,264	38,256	46,423	38,256
Fee-Generating AUM *($ in millions)*	32,104	30,285	30,199	28,468	29,300	32,104	29,300

18

Credit

APOLLO

($ in thousands, except per share data and where noted)	3Q'14	4Q'14	1Q'15	2Q'15	3Q'15	YTD'14	YTD'15
Management fees from affiliates	$139,645	$132,863	$139,452	$140,632	$141,706	$405,879	$421,790
Advisory and transaction fees from affiliates, net	58,593	63,504	5,352	4,420	4,141	191,682	13,913
Carried interest income from affiliates	12,106	10,620	10,774	10,815	9,285	30,579	30,874
Total Management Business Revenues	**210,344**	**206,987**	**155,578**	**155,867**	**155,132**	**628,140**	**466,577**
Salary, bonus and benefits	60,422	43,610	53,679	51,994	56,945	166,936	162,618
Equity-based compensation	5,590	7,746	5,756	6,142	6,896	39,374	18,794
Other expenses	40,579	38,484	32,120	32,061	31,333	112,768	95,514
Total Management Business Expenses	**106,591**	**89,840**	**91,555**	**90,197**	**95,174**	**319,078**	**276,926**
Other income	1,590	18,836	2,804	546	157	7,148	3,507
Non-Controlling Interest	(3,174)	(3,134)	(2,846)	(3,223)	(2,697)	(9,554)	(8,766)
Management Business Economic Income	**$102,169**	**$132,849**	**$63,981**	**$62,993**	**$57,418**	**$306,656**	**$184,392**
Per Share	*$0.26*	*$0.33*	*$0.16*	*$0.16*	*$0.14*	*$0.77*	*$0.46*
Carried interest income (loss):							
Unrealized gains (losses)	(107,159)	(88,761)	(45,770)	(6,922)	(15,056)	(67,883)	(67,748)
Realized gains	120,323	55,199	46,272	18,556	13,046	225,835	77,874
Total Carried Interest Income (Loss)	**13,164**	**(33,562)**	**502**	**11,634**	**(2,010)**	**157,952**	**10,126**
Profit sharing expense:							
Unrealized profit sharing expense	(31,616)	(27,347)	(13,233)	(2,050)	5,384	11,988	(9,899)
Realized profit sharing expense	47,618	19,391	23,450	5,947	7,355	79,756	36,752
Total Profit Sharing Expense	**16,002**	**(7,956)**	**10,217**	**3,897**	**12,739**	**91,744**	**26,853**
Net interest expense	(3,776)	(3,531)	(3,462)	(3,642)	(3,003)	(5,743)	(10,107)
Other income (loss), net	(1,479)	(1,683)	(510)	(769)	(305)	10,962	(1,584)
Net gains (losses) from investment activities	116	113	1,761	23,286	75,340	8,949	100,387
Income (Loss) from equity method investments	3,115	(2,422)	(6,907)	6,202	(1,949)	21,234	(2,654)
Other Income (Loss)	**(2,024)**	**(7,523)**	**(9,118)**	**25,077**	**70,083**	**35,402**	**86,042**
Incentive Business Economic Income (Loss)	**($4,862)**	**($33,129)**	**($18,833)**	**$32,814**	**$55,334**	**$101,610**	**$69,315**
Per Share	*($0.01)*	*($0.08)*	*($0.05)*	*$0.08*	*$0.14*	*$0.25*	*$0.17*
Economic Income	**$97,307**	**$99,720**	**$45,148**	**$95,807**	**$112,752**	**$408,266**	**$253,707**
AUM *($ in millions)*	108,282	108,960	112,919	112,680	112,781	108,282	112,781
Fee-Generating AUM *($ in millions)*	91,614	92,192	94,858	92,667	94,666	91,614	94,666

19

Real Estate

APOLLO

($ in thousands, except where noted)	3Q'14	4Q'14	1Q'15	2Q'15	3Q'15	YTD'14	YTD'15
Management fees from affiliates	$11,200	$11,025	$10,664	$12,372	$13,176	$36,188	$36,212
Advisory and transaction fees from affiliates, net	803	903	350	2,117	399	1,752	2,866
Total Management Business Revenues	**12,003**	**11,928**	**11,014**	**14,489**	**13,575**	**37,940**	**39,078**
Salary, bonus and benefits	7,610	10,135	8,073	10,010	9,982	22,476	28,065
Equity-based compensation	1,007	1,312	1,019	1,064	1,068	7,537	3,151
Other expenses	5,588	5,532	4,629	6,860	5,753	16,137	17,242
Total Management Business Expenses	**14,205**	**16,979**	**13,721**	**17,934**	**16,803**	**46,150**	**48,458**
Other income (loss)	(345)	3,229	429	968	4	180	1,401
Management Business Economic Loss	**($2,547)**	**($1,822)**	**($2,278)**	**($2,477)**	**($3,224)**	**($8,030)**	**($7,979)**
Carried interest income (loss):							
Unrealized gains (losses)	(3,606)	7,913	(26)	666	3,334	(2,962)	3,974
Realized gains	—	—	2,417	1,249	46	3,998	3,712
Total Carried Interest Income (Loss)	**(3,606)**	**7,913**	**2,391**	**1,915**	**3,380**	**1,036**	**7,686**
Profit sharing expense:							
Unrealized profit sharing expense	(3,462)	3,880	9	166	1,294	(2,882)	1,469
Realized profit sharing expense	192	(78)	1,807	768	18	1,827	2,593
Total Profit Sharing Expense	**(3,270)**	**3,802**	**1,816**	**934**	**1,312**	**(1,055)**	**4,062**
Net interest expense	(666)	(568)	(681)	(717)	(759)	(1,373)	(2,157)
Income from equity method investments	641	1,211	226	910	1,147	4,464	2,283
Other Income (Loss)	**(25)**	**643**	**(455)**	**193**	**388**	**3,091**	**126**
Incentive Business Economic Income (Loss)	**($361)**	**$4,754**	**$120**	**$1,174**	**$2,456**	**$5,182**	**$3,750**
Economic Income (Loss)	**($2,908)**	**$2,932**	**($2,158)**	**($1,303)**	**($768)**	**($2,848)**	**($4,229)**
AUM *($ in millions)*	9,195	9,538	9,496	10,554	10,782	9,195	10,782
Fee-Generating AUM *($ in millions)*	5,859	6,237	6,195	7,154	7,102	5,859	7,102

20

Reconciliation of Non-GAAP Measures to GAAP

APOLLO

($ in thousands)	3Q'14	4Q'14	1Q'15	2Q'15	3Q'15	YTD'14	YTD'15
Distributable Earnings	**$372,223**	**$370,916**	**$146,019**	**$201,611**	**$144,579**	**$1,058,864**	**$492,209**
Net unrealized carried interest income	(338,749)	(265,637)	(58,148)	(53,023)	(99,228)	(564,841)	(210,399)
Unrealized investment and other income (loss)	(2,944)	(32,664)	(45)	25,436	76,545	43,577	101,936
Add back: Non-cash revenues	57,979	91,648	32,684	843	842	168,865	34,369
Less: Equity-based compensation	(14,626)	(19,149)	(15,831)	(14,643)	(14,938)	(86,346)	(45,412)
Less: Depreciation and amortization	(2,556)	(2,497)	(2,610)	(2,691)	(2,606)	(7,685)	(7,907)
Economic Income	**$71,327**	**$142,617**	**$102,069**	**$157,533**	**$105,194**	**$612,434**	**$364,796**
Income tax provision	(29,376)	(50,283)	(5,514)	(9,092)	(6,591)	(96,962)	(21,197)
Net income attributable to Non-Controlling Interests in Apollo Operating Group	(42,955)	(54,632)	(48,012)	(83,148)	(55,347)	(350,050)	(186,507)
Transaction related charges and equity-based compensation[(1)]	3,214	(15,520)	(17,616)	(8,865)	(2,205)	(19,375)	(28,686)
Net Income Attributable to Apollo Global Management, LLC	**$2,210**	**$22,182**	**$30,927**	**$56,428**	**$41,051**	**$146,047**	**$128,406**

(1) Transaction-related charges include equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. Equity-based compensation adjustment represents non-cash revenues and expenses related to equity awards granted by unconsolidated affiliates to employees of the Company.

21

Investment Records as of September 30, 2015

APOLLO

Drawdown

($ in millions)	Vintage Year	Total AUM	Committed Capital	Total Invested Capital[1]	Realized Value[1]	Remaining Cost[1]	Unrealized Value[1]	Total Value[1]	As of September 30, 2015 Gross IRR[1]	As of September 30, 2015 Net IRR[1]
Private Equity										
Fund VIII	2013	$18,392	$18,377	$3,543	$90	$3,466	$3,825	$3,915	NM[2]	NM[2]
Fund VII	2008	8,607	14,677	15,629	27,882	4,367	5,030	32,912	36 %	27 %
Fund VI	2006	4,504	10,136	12,457	17,660	3,789	3,754	21,414	13	10
Fund V	2001	390	3,742	5,192	12,666	169	130	12,796	61	44
Funds I, II, III, IV & MIA[3]	Various	33	7,320	8,753	17,398	—	18	17,416	39	26
Traditional Private Equity Funds[4]		*$31,926*	*$54,252*	*$45,574*	*$75,696*	*$11,791*	*$12,757*	*$88,453*	*39 %*	*25 %*
AION	2013	768	826	224	87	164	175	262	18 %	— %
ANRP	2012	1,243	1,323	874	210	733	763	973	7	1
ANRP II	—	1,320	1,328	78	—	78	81	81	NM[2]	NM[2]
Total Private Equity[10]		**$35,257**	**$57,729**	**$46,750**	**$75,993**	**$12,766**	**$13,776**	**$89,769**		
Credit:										
Credit Opportunity Funds										
COF III	2014	$3,239	$3,426	$2,748	$625	$2,193	$1,810	$2,435	(13)%	(14)%
COF I & II	2008	505	3,068	3,787	7,309	189	171	7,480	23	20
European Principal Finance Funds										
EPF II[6]	2012	3,817	3,437	2,919	952	1,966	2,667	3,619	20	10
EPF I	2007	535	1,447	1,902	2,852	26	354	3,206	23	17
Structured Credit Funds										
FCI II	2013	2,105	1,555	1,288	271	1,155	1,341	1,612	28	21
FCI	2012	867	559	1,055	579	791	768	1,347	14	10
SCRF III[13]	2015	1,139	1,238	788	153	526	649	802	NM[2]	NM[2]
SCRF I & II[13]	Various	65	222	706	809	70	67	876	33	21
Other Drawdown Funds & SIAs[7]	Various	4,456	5,939	5,551	5,962	1,475	1,187	7,149	10	7
Total Credit[11]		**$16,728**	**$20,891**	**$20,744**	**$19,512**	**$8,391**	**$9,014**	**$28,526**		
Real Estate:										
Apollo U.S. Real Estate Fund II[5]	—	$356	$354	$179	$13	$170	$172	$185	NM[2]	NM[2]
AGRE U.S. Real Estate Fund[8]	2012	624	642	616	406	356	448	854	18 %	14 %
AGRE Debt Fund I	2011	719	1,190	1,185	649	734	711	1,360	8	7
CPI Funds[9]	Various	1,222	5,004	2,511	2,433	879	302	2,735	17	14
Total Real Estate[12]		**$2,921**	**$7,190**	**$4,491**	**$3,501**	**$2,139**	**$1,633**	**$5,134**		

Note: The Drawdown funds included in the investment record table above have greater than $500 million of AUM and/or form part of a flagship series of funds. The SIAs included in the investment record table above have greater than $200 million of AUM and do not predominantly invest in other Apollo funds or SIAs. Footnotes to the above table appear on page 23.

22

(1) Refer to the definitions of Total Invested Capital, Realized Value, Remaining Cost, Unrealized Value, Total Value, Gross IRR and Net IRR in the non-GAAP financial information & definitions section of this presentation. (2) Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful. (3) Fund I and Fund II were structured such that investments were made from either fund depending on which fund had available capital. Apollo does not differentiate between Fund I and Fund II investments for purposes of performance figures because they are not meaningful on a separate basis and do not demonstrate the progression of returns over time. The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the 2007 Reorganization. As a result, Apollo did not receive the economics associated with these entities. The investment performance of these funds is presented to illustrate fund performance associated with Apollo’s Managing Partners and other investment professionals. (4) Total IRR is calculated based on total cash flows for all funds presented. (5) Apollo U.S. Real Estate Fund II, L.P. was launched prior to September 30, 2015 and has not established its vintage year. (6) Funds are denominated in Euros and historical figures are translated into U.S. dollars at an exchange rate of €1.00 to $1.12 as of September 30, 2015. (7) Amounts presented have been aggregated for (i) Drawdown funds with AUM greater than $500 million that do not form part of a flagship series of funds and (ii) SIAs with AUM greater than $200 million that do not predominantly invest in other Apollo funds or SIAs. Certain SIAs’ historical figures are denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.12 as of September 30, 2015. Additionally, certain SIAs totaling $1.4 billion of AUM have been excluded from Total Invested Capital, Realized Value, Remaining Cost, Unrealized Value and Total Value. These SIAs have an open ended life and a significant turnover in their portfolio assets due to the ability to recycle capital. These SIAs had $8.2 billion of Total Invested Capital through September 30, 2015. (8) AGRE U.S. Real Estate Fund, L.P., a closed-end private investment fund, has $150 million of co-investment commitments raised, which are included in the figures in the table. A co- invest entity within AGRE U.S. Real Estate Fund, L.P. is denominated in GBP and translated into U.S. dollars at an exchange rate of £1.00 to $1.51 as of September 30, 2015. (9) As part of the acquisition of Citi Property Investors (“CPI”), Apollo acquired general partner interests in fully invested funds. CPI Funds refers to CPI Capital Partners North America, CPI Capital Partners Asia Pacific, CPI Capital Partners Europe and other CPI funds or individual investments of which Apollo is not the general partner or manager and only receives fees pursuant to either a sub-advisory agreement or an investment management and administrative agreement. For CPI Capital Partners North America, CPI Capital Partners Asia Pacific, CPI Capital Partners Europe, the gross and net IRRs are presented in the investment record table since acquisition on November 12, 2010. The aggregate net IRR for these funds from their inception to September 30, 2015 was (1)%. This net IRR was primarily achieved during a period in which Apollo did not make the initial investment decisions and Apollo only became the general partner or manager of these funds upon completing the acquisition on November 12, 2010. (10) Certain private equity co-investment vehicles and funds with AUM less than $500 million have been excluded. These co-investment vehicles and funds had $3.0 billion of aggregate AUM as of September 30, 2015. (11) Certain credit funds and SIAs with AUM less than $500 million and $200 million, respectively, have been excluded. These funds’ and SIAs’ had $3.0 billion of aggregate AUM as of September 30, 2015. (12) Certain accounts owned by or related to Athene, certain co-investment vehicles and certain funds with AUM less than $500 million have been excluded. These accounts, co-investment vehicles and funds had $5.5 billion of aggregate AUM as of September 30, 2015. (13) Remaining cost for certain of our credit funds may include physical cash called, invested or reserved for certain levered investments. Investment Records – Notes 23

Investment Records as of September 30, 2015

APOLLO

Liquid / Performing

($ in millions)	Vintage Year	Total AUM	Net Returns: For the Three Months Ended 9/30/15	Net Returns: For the Nine Months Ended 9/30/15	Net Returns: For the Three Months Ended 9/30/14	Net Returns: For the Nine Months Ended 9/30/14	Net Returns: For the Year Ended 12/31/14
Credit:							
Hedge Funds[1]	Various	$6,282	(1)%	2%	—	4%	3%
CLOs[2]	Various	13,472	—	3	—	2	2
SIAs / Other	Various	15,228	(1)	2	—	3	3
Total		**$34,982**					

Permanent Capital Vehicles ex AAM / AAA

($ in millions)	IPO Year[4]	Total AUM	Total Returns[3]: For the Three Months Ended 9/30/15	Total Returns[3]: For the Nine Months Ended 9/30/15	Total Returns[3]: For the Three Months Ended 9/30/14	Total Returns[3]: For the Nine Months Ended 9/30/14	Total Returns[3]: For the Year Ended 12/31/14
Credit:							
MidCap Financial[5]	N/A	$3,623	NM[6]	NM[6]	N/A	N/A	N/A
AIF	2013	390	(6)%	(3)%	NM[6]	NM[6]	NM[6]
AFT	2011	428	(10)	(1)	(4)%	(1)%	(1)%
AMTG[7]	2011	4,101	(11)	(11)	(5)	13	19
AINV[8]	2004	4,321	(20)	(19)	(3)	3	(3)
Real Estate:							
ARI[9]	2009	2,318	(2)%	4 %	(2)%	4 %	11 %
Total		**$15,181**					

Note: The above table summarizes the investment record for our Liquid/Performing and Permanent Capital Vehicles excluding AAM/AAA as defined in the non-GAAP financial information & definitions section of this presentation. All amounts are as of September 30, 2015, unless otherwise noted. Footnotes to the above tables appear on page 25.

24

(1) Hedge funds includes Apollo Credit Strategies Master Fund Ltd., Apollo Credit Master Fund Ltd., Apollo Credit Short Opportunities Fund and Apollo Value Strategic Fund, L.P. (2) CLO returns are calculated based on gross return on invested assets, which excludes cash. (3) Total returns are based on the change in closing trading prices during the respective periods presented taking into account dividends and distributions, if any, as if they were reinvested without regard to commission. (4) An initial public offering (“IPO”) year represents the year in which the vehicle commenced trading on a national securities exchange. (5) MidCap Financial is not a publicly traded vehicle and therefore IPO year is not applicable. (6) Returns have not been presented as the Permanent Capital Vehicle commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful. (7) All amounts are as of June 30, 2015 except for total returns. Refer to www.apolloresidentialmortgage.com for the most recent financial information on AMTG. The information contained on AMTG’s website is not part of this presentation. (8) All amounts are as of June 30, 2015 except for total returns. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV’s website is not part of this presentation. (9) All amounts are as of June 30, 2015 except for total returns. Refer to www.apolloreit.com for the most recent financial information on ARI. The information contained on ARI's website is not part of this presentation. Investment Records – Notes 25

3Q'14 4Q'14 1Q'15 2Q'15 3Q'15 YTD'14 YTD'15 Total GAAP Weighted Average Outstanding Class A Shares - Basic and Restricted Shares 158,466,602 162,107,977 165,968,620 170,538,381 176,271,703 153,071,007 170,965,818 Non-GAAP Adjustments: AOG Units 222,736,477 222,698,738 222,545,477 221,387,378 218,272,537 225,782,718 220,719,479 RSUs 19,410,438 16,284,481 14,672,264 11,697,803 8,358,613 20,639,048 11,553,100 Non-GAAP Weighted Average Diluted Shares Outstanding 400,613,517 401,091,196 403,186,361 403,623,562 402,902,853 399,492,773 403,238,397 3Q'14 4Q'14 1Q'15 2Q'15 3Q'15 Total GAAP Outstanding Class A Shares - Basic and Restricted Shares 159,956,660 163,046,554 167,912,379 172,188,169 179,008,102 Non-GAAP Adjustments: AOG Units 222,736,477 222,680,477 222,455,477 220,637,976 216,197,356 Vested RSUs 18,374,602 17,354,242 13,755,489 10,968,849 7,640,612 Non-GAAP Diluted Shares Outstanding 401,067,739 403,081,273 404,123,345 403,794,994 402,846,070 Unvested RSUs Eligible for Distribution Equivalents 4,192,330 4,988,367 4,681,555 4,708,862 4,812,386 Distributable Earnings Shares Outstanding 405,260,069 408,069,640 408,804,900 408,503,856 407,658,456 Share Rollforward 26

Non-GAAP Financial Information & Definitions Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”): ▪ “Economic Income” (previously referred to as Economic Net Income), or “EI”, as well as “Economic Net Income” (previously referred to as ENI After Taxes), or “ENI”, are key performance measures used by management in evaluating the performance of Apollo’s private equity, credit and real estate segments. Management uses these performance measures in making key operating decisions such as the following: • Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; • Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; and • Decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo’s shareholders by providing such individuals a profit sharing interest in the carried interest income earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo’s performance and growth for the year. ▪ EI represents segment income (loss) before income tax provision excluding transaction-related charges arising from the 2007 private placement, and any acquisitions. Transaction-related charges includes equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. In addition, segment data excludes non-cash revenue and expense related to equity awards granted by unconsolidated affiliates to employees of the Company, as well as the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements. ▪ ENI represents EI adjusted to reflect income tax provision on EI that has been calculated assuming that all income is allocated to Apollo Global Management, LLC, which would occur following an exchange of all AOG Units for Class A shares of Apollo Global Management, LLC. The economic assumptions and methodologies that impact the implied income tax provision are similar to those methodologies and certain assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations under U.S. GAAP. ▪ “Distributable Earnings”, or “DE”, as well as “DE After Taxes and Related Payables” are derived from Apollo’s segment reported results, and are supplemental measures to assess performance and amounts available for distribution to Class A shareholders, holders of RSUs that participate in distributions and holders of AOG Units. DE represents the amount of net realized earnings without the effects of the consolidation of any of the affiliated funds. DE, which is a component of EI, is the sum across all segments of (i) total management fees and advisory and transaction fees, excluding monitoring fees received from Athene based on its capital and surplus (as defined in Apollo’s transaction advisory services agreement with Athene), (ii) other income (loss), excluding the gains (losses) arising from the reversal of a portion of the tax receivable agreement liability, (iii) realized carried interest income, and (iv) realized investment income, less (i) compensation expense, excluding the expense related to equity-based awards, (ii) realized profit sharing expense, and (iii) non-compensation expenses, excluding depreciation and amortization expense. DE After Taxes and Related Payables represents DE less estimated current corporate, local and non-U.S. taxes as well as the payable under Apollo’s tax receivable agreement. 27

Non-GAAP Financial Information & Definitions Cont’d ▪ “Assets Under Management”, or “AUM”, refers to the assets we manage for the funds, partnerships and accounts to which we provide investment management services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. Our AUM equals the sum of: i) the fair value of the investments of the private equity funds, partnerships and accounts we manage plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments; ii) the net asset value, or “NAV,” of the credit funds, partnerships and accounts for which we provide investment management services, other than certain collateralized loan obligations (“CLOs”) and collateralized debt obligations (“CDOs”), which have a fee-generating basis other than the mark-to-market value of the underlying assets, plus used or available leverage and/or capital commitments; iii) the gross asset value or net asset value of the real estate funds, partnerships and accounts we manage, and the structured portfolio company investments of the funds, partnerships and accounts we manage, which includes the leverage used by such structured portfolio company investments; iv) the incremental value associated with the reinsurance investments of the portfolio company assets we manage; and v) the fair value of any other assets that we manage for the funds, partnerships and accounts to which we provide investment management services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Our AUM measure includes Assets Under Management for which we charge either no or nominal fees. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. We use AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. • “AUM with Future Management Fee Potential” refers to the committed uninvested capital portion of total AUM not currently earning management fees. The amount depends on the specific terms and conditions of each fund. • “Fee-Generating AUM” consists of assets we manage for the funds, partnerships and accounts to which we provide investment management services and on which we earn management fees, monitoring fees pursuant to management or other fee agreements on a basis that varies among the Apollo funds, partnerships and accounts we manage. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds, partnerships and accounts we manage, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in Fee-Generating AUM. ▪ “Carry-Eligible AUM” refers to the AUM that may eventually produce carried interest income. All funds for which we are entitled to receive a carried interest income allocation are included in Carry-Eligible AUM, which consists of the following: ▪ “Carry-Generating AUM” refers to funds’ invested capital that is currently above its hurdle rate or preferred return, and the funds’ profit is allocated to the general partner in accordance with the applicable limited partnership agreements or other governing agreements. ▪ “AUM Not Currently Generating Carry” refers to funds’ invested capital that is currently below its hurdle rate or preferred return. ▪ “Uninvested Carry-Eligible AUM” refers to available capital for investment or reinvestment subject to the provisions of applicable limited partnership agreements or other governing agreements that are not currently part of the NAV or fair value of investments that may eventually produce carried interest income, which would be allocated to the general partner. ▪ “Capital deployed” or “Deployment” is the aggregate amount of capital that has been invested during a given period (which may, in certain cases, include leverage) by (i) our drawdown funds (ii) SIAs that have a defined maturity date and (iii) funds and SIAs in our real estate debt strategy. 28

Non-GAAP Financial Information & Definitions Cont’d ▪ “Drawdown” refers to commitment-based funds and certain SIAs in which investors make a commitment to provide capital at the formation of such funds and deliver capital when called as investment opportunities become available. It includes Athene assets managed by AAM that are invested in commitment-based funds. ▪ “Distributable Earnings Shares Outstanding” or “DE Shares Outstanding” represents Non-GAAP Diluted Shares Outstanding and unvested RSUs that participate in distributions. Management uses this measure in determining DE per share as well as DE After Taxes and Related Payables per share described below. ▪ “Dry Powder” represents the amount of capital available for investment or reinvestment subject to the provisions of the applicable limited partnership agreements or other governing agreements of the funds, partnerships and accounts we manage. ▪ Gross IRR of a private equity fund represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund) on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on September 30, 2015 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, carried interest and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. ▪ Gross IRR of a credit fund represents the annualized return of a fund based on the actual timing of all cumulative fund cash flows before management fees, carried interest income allocated to the general partner and certain other fund expenses. Calculations may include certain investors that do not pay fees. The terminal value is the net asset value as of the reporting date. Non- U.S. dollar denominated (“USD”) fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. ▪ Gross IRR of a real estate fund represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on the basis of the actual timing of cash inflows and outflows (for unrealized investments assuming disposition on September 30, 2015 or other date specified) starting on the date that each investment closes, and the return is annualized and compounded before management fees, carried interest, and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors.  Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. ▪ Gross Return of a credit or real estate fund is the monthly or quarterly time-weighted return that is equal to the percentage change in the value of a fund’s portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene Sub- advised portfolios and CLOs represent the gross returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time. ▪ “Inflows” represents (i) at the individual segment level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers, and (ii) on an aggregate basis, the sum of Inflows across the private equity, credit and real estate segments. ▪ “Liquid/Performing” includes CLOs and other performing credit vehicles, hedge fund style credit funds, structured credit funds and SIAs. It also includes sub-advised managed accounts owned by or related to Athene. Certain commitment-based SIAs are included as the underlying assets are liquid. ▪ “Multiple of Invested Capital” or “MOIC” is calculated as Total Value divided by Total Invested Capital. ▪ Net IRR of a private equity fund means the Gross IRR, including returns for related parties which may not pay fees or carried interest, net of management fees, certain fund expenses (including interest incurred by the fund itself) and realized carried interest all offset to the extent of interest income, and measures returns on amounts that, if distributed, would be paid to investors of the fund.  To the extent that an Apollo private equity fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner of the fund, thereby reducing the balance attributable to fund investors.  Net IRR does not represent the return to any fund investor. ▪ Net IRR of a credit fund represents the annualized return of a fund after management fees, carried interest income allocated to the general partner and certain other fund expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. 29

Non-GAAP Financial Information & Definitions Cont’d ▪ Net IRR of a real estate fund represents the cumulative cash flows in the fund (and not any one investor in the fund), on the basis of the actual timing of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of September 30, 2015 or other date specified is paid to investors), excluding certain non-fee and non-carry bearing parties, and the return is annualized and compounded after management fees, carried interest, and certain other expenses (including interest incurred by the fund itself) and measures the returns to investors of the fund as a whole.  Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. ▪ Net Return of a credit or real estate fund represents the Gross Return after management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene sub-advised portfolios and CLOs represent the gross or net returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time. ▪ “Non-GAAP Diluted Shares Outstanding” is calculated using the GAAP outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the vested RSUs in the form of Class A shares during the period. Management uses this measure, taking into account the unvested RSUs that participate in distributions, in determining our Class A shares eligible for cash distributions. ▪ “Non-GAAP Weighted Average Diluted Shares Outstanding” is calculated using the GAAP weighted average outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the weighted average vested RSUs in the form of Class A shares during the period. Management uses this measure in determining EI and ENI per share. ▪ “Permanent Capital Vehicles” refers to (a) assets that are managed by Athene Asset Management, L.P., (b) assets that are owned by or related to MidCap FinCo Limited and managed by Apollo Capital Management, L.P., and (c) assets of publicly traded vehicles managed by Apollo such as AP Alternative Assets, L.P. (“AAA”), Apollo Investment Corporation (“AINV”), Apollo Commercial Real Estate Finance, Inc. (“ARI”), Apollo Residential Mortgage, Inc. (“AMTG”), Apollo Tactical Income Fund Inc. (“AIF”), and Apollo Senior Floating Rate Fund Inc. (“AFT”), in each case that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law. The investment management arrangements of AINV, AIF and AFT have one year terms, are reviewed annually and remain in effect only if approved by the boards of directors of such companies or by the affirmative vote of the holders of a majority of the outstanding voting shares of such companies, including in either case, approval by a majority of the directors who are not “interested persons” as defined in the Investment Company Act of 1940.  In addition, the investment management arrangements of AINV, AIF and AFT may be terminated in certain circumstances upon 60 days’ written notice. The investment management arrangements of ARI and AMTG have one year terms and are reviewed annually by each company’s board of directors and may be terminated under certain circumstances by an affirmative vote of at least two-thirds of such company’s independent directors. The investment management arrangements between MidCap FinCo Limited and Apollo Capital Management, L.P.  and Athene and Athene Asset Management, L.P. may also be terminated under certain circumstances. ▪ “Realized Value” refers to all cash investment proceeds received by the relevant Apollo fund, including interest and dividends, but does not give effect to management fees, expenses, incentive compensation or carried interest to be paid by such Apollo fund. ▪ “Remaining Cost” represents the initial investment of the general partner and limited partner investors in a fund, reduced for any return of capital distributed to date, excluding management fees, expenses, and any accrued preferred return. ▪ “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give effect to cash pending investment or available for reserves. ▪ “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments. ▪ Traditional Private Equity fund appreciation (depreciation) refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-VIII) for the periods presented on a total return basis before giving effect to fees and expenses.  The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented.  ▪ “Unrealized Value” refers to the fair value consistent with valuations determined in accordance with GAAP, for investments not yet realized and may include pay in kind, accrued interest and dividends receivable, if any.  In addition, amounts include committed and funded amounts for certain investments. 30

Forward Looking Statements In this presentation, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, LLC, together with its consolidated subsidiaries. This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this presentation, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real estate funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the SEC on February 27, 2015, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This presentation does not constitute an offer of any Apollo fund. 31